As filed with the Securities and Exchange Commission on February 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MagnaChip Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	83-0406195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

(Address of principal executive offices)

MAGNACHIP SEMICONDUCTOR CORPORATION 2011 EQUITY INCENTIVE PLAN (the “2011 Plan”)

(Full title of plans)

(Copy to:)

Theodore S. Kim

Senior Vice President, General Counsel and Secretary

c/o MagnaChip Semiconductor, Inc.

20400 Stevens Creek Boulevard, Suite 370

Cupertino, CA 95014

Tel: (408) 625-5999

Fax: (408) 625-5990

Micheal J. Reagan, Esq. W. Stuart Ogg, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 Tel: (650) 739-3939 Fax: (650) 739-3900
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share
- Shares available for future awards under the 2011 Plan	1,362,096(2)	$7.25	$9,875,196.00	$1,147.50

(1)	The amount being registered also includes an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends and anti-dilution provisions and other terms pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2011 Plan on January 1, 2014 and January 1, 2015 pursuant to an “evergreen” provision contained in the 2011 Plan. Pursuant to such provision, on January 1st of each calendar year commencing in 2012 and ending on (and including) January 1, 2021, the number of shares authorized for issuance under the 2011 Plan is automatically increased by a number equal to the smaller of (i) two percent (2%) of the number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year or (ii) an amount determined by the Registrant’s Board of Directors.
(3)	Determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on $7.25, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on February 13, 2015.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-172864, 333-180696 AND 333-186789

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the automatic increase provisions of such plan. The Registrant previously registered shares of its Common Stock for issuance under the 2011 Plan under the following registration statements: a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2011 (File No. 333-172864); a Registration Statement on Form S-8 filed with the SEC on April 13, 2012 (File No. 333-180696); and a Registration Statement on Form S-8 filed with the SEC on February 22, 2013 (File No. 333-186789). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of common stock registered under the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Seoul, Republic of Korea on February 13, 2015.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Young-Joon Kim
Young-Joon Kim Interim Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Young-Joon Kim and Jonathan W. Kim and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of MagnaChip Semiconductor Corporation and in the capacities and on the dates indicated:

Date
/s/ Young-Joon Kim Young-Joon Kim, Interim Chief Executive Officer (Principal Executive Officer)	February 13, 2015

/s/ Jonathan W. Kim Jonathan W. Kim, Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	February 13, 2015

/s/ Michael Elkins Michael Elkins, Director	February 13, 2015

/s/ Randal Klein Randal Klein, Director	February 13, 2015

/s/ Ilbok Lee Ilbok Lee, Director	February 13, 2015

/s/ Brian Mulhern Brian Mulhern, Director	February 13, 2015

/s/ R. Douglas Norby R. Douglas Norby, Non- Executive Chairman of the Board of Directors	February 13, 2015

/s/ Nader Tavakoli Nader Tavakoli, Director	February 13, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2011).

4.2	Bylaws of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2011).

5.1	Opinion of Jones Day regarding the validity of the shares of Common Stock being registered on this Registration Statement.

23.1	Consent of Samil PricewaterhouseCoopers.

23.2	Consent of Jones Day (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.2	MagnaChip Semiconductor Corporation 2011 Form of Stock Option Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.55 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.3	MagnaChip Semiconductor Corporation 2011 Form of Stock Option Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.4	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.57 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.5	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.58 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.6	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.59 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.7	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.60 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).